AMENDMENT OF GROUND LEASE

This Amendment of Ground Lease  (the “Amendment”) is effective as of the ___ day of ________, 2004, by and between the Board of Regents of the University of Wisconsin System (the “University”) and  MGE Power West Campus, LLC, a Wisconsin limited liability company (“Lessee”).

RECITALS

A.

MGE Power LLC, as lessee, and the University, as lessor, entered into that certain Ground Lease dated effective as of July 1, 2002 (the “Ground Lease”), under which the University leased the parcel of land described on Exhibit A to the Ground Lease (the “Project Site”) to MGE Power LLC.

B.

At the time the Ground Lease was executed, the University and Lessee anticipated that Master Lease Program financing would be used to finance the University’s owned interest in the “Project”, as defined in the Ground Lease to be built upon the Project Site.  However, such Master Lease Program financing is no longer part of the Project.

C.

In accordance with Section 12(b) of the Ground Lease, MGE Power LLC assigned its right, title and interest as lessee under the Ground Lease to Lessee and Lessee accepted and assumed such right, title, interest and obligations.

D.

Lessee, as successor in interest to MGE Power LLC, and the University now desire to amend the Ground Lease for the following purposes:

a.

To substitute the final legal description for the Project Site for the legal description currently attached as Exhibit A, as contemplated by Section 33 of the Ground Lease;

b.

To clarify Lessee and the University’s agreement regarding the amount and purposes of the Rent payable by Lessee under Section 3 of the Ground Lease; and

c.

To remove now obsolete language references to Master Lease program financing.

d.

To expressly acknowledge the University’s rights to locate and operate on the Project Site its anticipated expansion of the chilled water plant within the Project.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the University and Lessee agree as follows:

1.

Substitution of Legal Description.  In accordance with Section 33 of the Ground Lease, the legal description set forth as part of Exhibit A hereto is hereby substituted for the legal description set forth on Exhibit A to the Ground Lease.

2.

Ground Lease Rental Not Pro-Rated; Includes All Easements and Related Facilities.

The Rent payable by Lessee under the Ground Lease shall be payable in its entirety by Lessee without any pro-rated contribution by the University for its use of the Project Site pursuant to Section 24 of the Ground Lease.  In consideration of Lessee’s agreement to pay such rent in its entirety, without contribution by the University, the University and Lessee confirm that it is their agreement that Lessee and its affiliates shall not be obligated to pay any rent or other compensation to the University on account of their use of any temporary or permanent easements, right of ways, licenses or permits (or any facilities located therein) upon University Property relating to the construction, ownership and operation of the Project (collectively “Easements”) including without limitation the Easements for the purposes identified on Exhibit B attached to this Amendment.

3.

Section 24.  Section 24 of the Ground Lease is hereby replaced in its entirety with the following:

“Lessor’s Right to Locate Chilled Water Production Equipment on Project Site.  Lessee’s rights to use and occupy the Project Site under this Lease shall be subject to the right of Lessor (and of any secured lender of Lessor with a lien in the Project) to locate Lessor’s owned interest in the Project upon the Project Site, including any interest of Lessor’s in the expansion of the chilled water plant upon the Project Site that is anticipated to occur after the construction of the Project is complete.  The anticipated location of such chilled water plant expansion is set forth on the Project Site diagram attached as part of Exhibit A.  In exercising such rights, Lessor and any other owner of such owned interest in the Project shall at all times cooperate in good faith with Lessee for the benefit of the Project as a whole.”

4.

No Other Amendments.  Except as expressly modified hereby, the Ground Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment of Ground Lease, to be effective as of the year and date set forth above.

UNIVERSITY:

Board of Regents of the University of Wisconsin System

By: /s/

Toby E. Marcovich, President

By: /s/ Judith A. Temby, Secretary

Signatures of Toby E. Marcovich, President, and Judith A. Temby, Secretary of the Board of Regents of the University of Wisconsin System, a body corporate, to me known to be such officers, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of __________, 2004.

_________________________________

Edward S. Alschuler

Member, State Bar of Wisconsin

LESSEE:

MGE Power West Campus, LLC

By: /s/ Jeffrey C. Newman, Manager

By: /s/ Kristine A. Euclide, Manager

Signatures of ________________, Manager, and __________________, Manager to me known to be such officers of MGE Power West Campus, LLC, a Wisconsin limited liability company, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of __________, 2004.

__________________________________

Daniel P. Gustafson

Member, State Bar of Wisconsin

Exhibit A

Final Legal Description of Project Site

See Attached

LEASE PARCEL

WALNUT STREET
LINDEN DRIVE (FORMERLY HERRICK DRIVE)
FUTURE CHILLER BUILDING ADDITION
SECTION 16
SECTION 15
SECTION 21
SECTION 22
16
15
21
22
S89°48'07"E 462.08'
N00°08'06"W 292.63'
N90°00'00"W 27.66'
N00°00'00"E 63.90'
N90°00'00"W 58.96'
7.55'
S00°04'28"W
N89°55'32"W 218.83'
N00°02'55"W 37.88'
12.02'
235.98'
S89°57'05"W
248.00'
S00°32'40"E 123.74'
N90°00'00"E 57.46'
S42°16'42"E 47.34'
S00°24'42"E
226.58'
S00°08'58"W 274.95'
N89°55'10"W 142.98'
0.98'
MEANDER CORNER MONUMENT FOR THE NORTHEAST CORNER OF SECTION 21, T7N, R9E
POINT OF BEGINNING
ELECTRIC SUBSTATION EASEMENT RECORDED AS DOC.NO. 1383149
37.04'
60'

LEASE DESCRIPTION

A parcel of land located in the SW1/4 of the SW1/4 of Section 15, the SE1/4 of the SE1/4 of Section 16, the NE1/4 of the NE1/4 of Section 21, and the NW1/4 of the NW1/4 of Section 22, T7N, R9E, City of Madison, Dane County, Wisconsin, to-wit: Commencing at a City of Madison monument set at a meander corner for the northeast corner of said Section 21; thence N89°55'10"W, 142.98 feet to the northeast corner of said Section 21; thence S00°08'58"W, along the east line of the NE1/4 of said Section 21, 274.95 feet to the point of beginning; thence S89°57'05"W, 12.02 feet; thence N00°02'55"W, 37.88; thence N89°55'32"W, 218.83 feet; thence S00°04'28"W, 7.55 feet; thence N90°00'00"W, 58.96 feet; thence N00°00'00"E, 63.90 feet; thence N90°00'00"W, 27.66 feet; thence N00°08'06"W, 292.63'; thence S89°48'07"E, 462.08 feet; thence S00°24'42"E, 226.58 feet; thence S42°16'42"E, 47.34 feet; thence N90°00'00"E, 57.46 feet; thence S00°32'40"E, 123.74 feet; thence S89°57'05"W, 235.98 feet to the point of beginning.
Containing 177,731 square feet (4.080 acres.)

DATE: JULY 10, 2002
REV.: 11-7-03
REV.: 11-13-03

SCALE: 1" = 60'

F.N.: 02-02-115

D'ONOFRIO, KOTTKE AND ASSOCIATES, INC.
7530 WESTWARD WAY
MADISON, WISCONSIN 53717
TEL: 608-833-7530
FAX: 608-833-1089

Exhibit B

Easements, Permits and Licenses

The following are proposed easements contemplated by the plans developed for the West Campus Cogeneration Facility (WCCF).

Each of these descriptions is subject to change depending on detailed engineering, change orders changing the scope of the WCCF construction and further negotiations with the University and any other involved parties.

•

Temporary Construction Easement for Lake Water Supply Facilities (From Lake Mendota).   MGE Construct LLC and its agents will require such easement to construct additions and improvements to the existing University water intake structure and an existing section of the University’s water distribution pipe from the intake structure to the point at which the existing pipe leaves the Lakeshore Path. Specifically, a new pipe would be constructed from this point to the WCCF, along the following preliminary route: From the corner of Charter Street and Lake Mendota, running west along Lakeshore Path to the west side of Willow Creek.  North along Willow Creek to Observatory Drive. West along Observatory Drive to the Biotron Building. South between the Biotron Building and the College of Agricultural and Life Sciences buildings to the Project Site.  In addition, the easement will need to allow for agreed to improvements to the University’s pumphouse and any construction of the City water supply line used to deliver water for fire protection purposes to the University dormitories and any other construction in the same right of way that MGE Construct LLC and the University may agree that MGE Construct LLC shall construct at the University’s expense at the same time as construction of the Lake Water Supply Facilities.

•

Permanent Easement for Sanitary Sewer.  MGE Power West Campus, LLC will require a permanent easement for its interest in the sanitary sewer line to be constructed from the Project Site to the Lot 62 lift station. It is expected that this line will run east from the Project Site along Linden Drive, across (under) Willow Creek, and finally to the Lot 62 Lift Station.

•

Permanent Easement for Stormwater Sewer.  MGE Power West Campus, LLC will also require a permanent easement for its interest in the facilities constructed to convey storm water to an infiltration area north of the Project Site on the University’s recreation fields and facilities to convey overflow water from the infiltration area.  It is anticipated that overflow stormwater from the infiltration area will be conveyed to the University-owned storm water facilities.  The infiltration area will also require the installation of facilities, including perforated underground piping to permit it to infiltrate into the ground.  A permanent easement will also be needed to convey process water of storm water quality to an existing University storm water pipe near the Biotron Building.

•

Natural Gas. MGE Power West Campus, LLC will also require a permanent easement for its interest in the extension of the existing gas main from its terminus at the corner of Walnut Street and Gifford Pinchot Drive north along Walnut Street, and then east along Linden Drive approximately 400 feet.

•

Substation Expansion.  The existing electrical substation attached to the Walnut Street plant will need to be expanded to the west and south, approximately five feet to the existing Walnut Substation overhang. The existing easement agreement between MGE and the University (and the portion of such agreement that has been assigned to the American Transmission Company LLC) which is the source of MGE and the ATC’s existing easement rights to the substation property will need to amended to reflect the expansion.

•

Construction Lay-down Areas. MGE Construct LLC and the University have already executed an Agreement for Land Use that gives MGE Construct LLC and its authorized agents access to several areas near the Project Site for construction staging, equipment lay down and other WCCF-related purposes.

•

Water Recharge/Infiltration Areas.  One or more easements will eventually be required for groundwater recharge/infiltration purposes.  Several areas are being evaluated to provide a location for surface water infiltration to replenish the local aquifer from groundwater withdrawn to enhance flow in the Yahara River.

•

Yahara River Watershed Flow Enhancement (Well) Easement.  To mitigate the effect of water withdrawal for the Project, water from a well will be added to the Yahara River.  This well is expected to be in the vicinity of Nine Springs Creek.  An easement will be required for the installation and operation of this well.

•

Temporary Easement for Electric Service During Construction.  This issue is addressed in the Agreement for Land Use for the Lay Down Areas.

•

Easements for Temporary and Permanent Phone Service.  During construction, MGE Construct LLC and/or its telephone service provider will require a temporary easement to permit the installation of temporary phone service facilities to serve the needs of the Project during construction.  Upon completion of the WCCF, a permanent easement will be required for the permanent phone facilities installed to serve the WCCF.

•

Easements for Municipal Water Service.  Permanent easements will be required to install and maintain municipal water service pipes for the WCCF’s fire protection, process water and potable water needs.  These services are expected to be supplied from water mains located in Linden Drive and Walnut Street.

•

Driveway Easements.  MGE Power West Campus, LLC will require driveway easements permitting the construction, use, maintenance, and repair of a driveway from the edge of the Project Site boundary to Walnut Street, Linden Avenue and Herrick Drive.

•

Fire Hydrant Easements.  Permanent easements will be required to install and maintain fire hydrants and the associated piping that will lie outside of the Facility Lease area.

•

Temporary Easements for West Agricultural Research Station Building Relocations.  This issue was addressed in an Agreement for Land Use previously executed by the University and MGE Construct LLC.